Exhibit 10-d

ARVINMERITOR, INC.
RESTRICTED STOCK AGREEMENT

        In accordance with Section 11 of the 2007 Long-Term Incentive Plan (“Plan”) of ArvinMeritor, Inc. (the “Company”), you were granted 150,000 shares of Common Stock, $1 par value, of the Company on July 25, 2008 as restricted shares (“Restricted Shares”). The Restricted Shares have been granted to you upon the following terms and conditions:

1.     Restricted Period

        The Restricted shares are subject to forfeiture in accordance with the terms of the Plan and this agreement if you do not continue as an employee of the Company for the period until July 25, 2011 (“Restricted Period”).

2.     Earning of Restricted Shares

(a) If your employment is terminated due to your death or Disability (as defined in the Plan) after July 25, 2008 and prior to the end of the Restricted Period, you will be deemed to have earned the entire portion of the Restricted Shares.

(b) Upon your Retirement (as defined in the Plan) on or after July 25, 2009 and prior to the end of the Restricted Period, the Restricted Shares will continue to vest in accordance with the terms of Section 1 of this agreement.

(c) If your employment with the Company terminates prior to the end of the Restricted Period for any other reason, you shall be deemed not to have earned any of the unvested Restricted Shares and shall have no further rights with respect thereto, except as and to the extent that the Compensation and Management Development Committee of the Board of Directors, taking into account the purpose of the Plan and such other factors as in its sole discretion it deems appropriate, may determine.

(d) If your employment with the Company does not end prior to July 25, 2011, you will earn the Restricted Shares on that date.

(e) Notwithstanding the foregoing, if a Change of Control (as defined in the Plan) occurs prior to the end of the Restricted Period, you will earn the Restricted Shares on that date.

3.     Retention of Certificates for Restricted Shares

        Certificates for the Restricted Shares and any dividends or distributions thereon or in respect thereof that may be paid in additional shares of Common Stock, other securities of the Company or securities of another entity (“Stock Dividends”), shall be delivered to and held by the Company, or such Restricted Shares or Stock Dividends shall be registered in book entry form, subject to the Company’s instructions, until you shall have earned the Restricted Shares in accordance with the provisions of paragraph 2. To facilitate implementation of the provisions of this agreement, you undertake to sign and deposit with the Company’s Office of the Secretary a Stock Transfer Power in the form of Attachment 1 hereto with respect to the Restricted Shares and any Stock Dividends thereon.

4.     Cash Dividends

        Any dividends that may be paid in cash on the Restricted Shares (“Cash Dividends”) shall be reinvested in additional shares of Common Stock, which shall also be Restricted Shares for purposes of this agreement, so long as the Restricted Shares remain subject to forfeiture.

5.      Voting Rights

        Notwithstanding the retention by the Company of certificates (or the right to give instructions with respect to shares held in book entry form) for the Restricted Shares and any Stock Dividends, you shall be entitled to vote the Restricted Shares and any Stock Dividends held by the Company (or subject to its instructions) in accordance with paragraph 3, unless and until such shares have been forfeited in accordance with paragraph 7.

6.     Delivery of Earned Restricted Shares

        As promptly as practicable after you shall have been deemed to have earned the Restricted Shares in accordance with paragraph 2, the Company shall deliver to you (or in the event of your death, to your estate or any person who acquires your interest in the Restricted Shares by bequest or inheritance) the Restricted Shares, together with any Stock Dividends then held by the Company (or subject to its instructions).

7.     Forfeiture of Unearned Restricted Shares

        Notwithstanding any other provision of this agreement, if at any time it shall become impossible for you to earn any of the Restricted Shares in accordance with this agreement, all the Restricted Shares, together with any Stock Dividends then being held by the Company (or subject to its instructions) in accordance with paragraph 3, shall be forfeited, and you shall have no further rights of any kind or nature with respect thereto. Upon any such forfeiture, the Restricted Shares, together with any Stock Dividends, shall be transferred to the Company.

8.     Transferability

        This grant is not transferable by you otherwise than by beneficiary designation, by will or by the laws of descent and distribution, and the Restricted Shares and any Stock Dividends shall be deliverable, during your lifetime, only to you.

9.     Withholding

         The Company shall have the right, in connection with the delivery of the Restricted Shares and any Stock Dividends subject to this agreement, (i) to deduct from any payment otherwise due by the Company to you or any other person receiving delivery of the Restricted Shares and any Stock Dividends an amount equal to any taxes required to be withheld by law with respect to such delivery, (ii) to require you or any other person receiving such delivery to pay to it an amount sufficient to provide for any such taxes so required to be withheld or (iii) to sell or withhold such number of the Restricted Shares and any Stock Dividends as may be necessary so that the net proceeds of such sale or market value of such Restricted Shares or Stock Dividends withheld shall be an amount sufficient to provide for any such taxes so required to be withheld.

10.    The Company

          You acknowledge, agree and consent that: (a) the Plan is discretionary and the Company may amend, cancel or terminate the Plan at any time; (b) the grant of your Restricted Shares is a one-time benefit offered to you and does not create any contractual or other right for you to receive any grant of restricted shares of common stock or benefits under the Plan in the future; (c) future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of shares and forfeiture provisions; and (d) your participation in the Plan is voluntary.

The value of your Restricted Shares is an extraordinary item of compensation outside the scope of your employment contract, if any. As such, your Restricted Shares are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

11.     Applicable Law

          This agreement and the Company’s obligation to deliver Restricted Shares and any Stock Dividends hereunder shall be governed by and construed and enforced in accordance with the laws of Indiana and the Federal law of the United States.

ARVINMERITOR, INC.

                             By: /s/ Richard D. Greb

                                   Richard D. Greb
                                   Vice President, Compensation and Benefits

Attachment 1 - Stock Transfer Power

Agreed to Effective As of July 25, 2008 and Executed as of the Date Set forth Below:

/s/ Charles G. McClure

Name: Charles G. McClure

Address:

Date Executed: July 30, 2008

Attachment 1

STOCK TRANSFER POWER SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED, I, _______, hereby sell, assign and transfer unto ArvinMeritor, Inc. (the “Company”) (i) the shares of the Common Stock of the Company standing in my name on the books of the Company evidenced by certificates or by book entry, granted to me on July 25, 2008 as Restricted Shares pursuant to the Company’s 2007 Long-Term Incentive Plan, and any additional shares of the Company’s Common Stock purchased through reinvestment of cash dividends on such shares (collectively, the “Shares”); and (ii) any additional shares of the Company’s Common Stock, other securities issued by the Company or securities of another entity (“Stock Dividends”) distributed, paid, payable or purchased on or in respect of the Shares and Stock Dividends during the period the Shares are held by the Company pursuant to a certain Restricted Stock Agreement with respect to the Shares; and I do hereby irrevocably constitute and appoint _______________________________ attorney with full power of substitution in the premises to transfer the Shares on the books of the Company.

Dated:

____________________________

                                             (Signature)

WITNESS:

_____________________